UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 17, 2013

CHROMADEX CORP.
 (Exact name of registrant as specified in its charter)

Delaware	000-53290	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10005 Muirlands Boulevard, Suite G, Irvine, California, 92618
(Address of principal executive offices, including zip code)

(949) 419-0288
 (Registrant's telephone number, including area code)

Copies to:
Harvey Kesner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities

    On October 17, 2013, ChromaDex Corporation (the “Company”) sold an aggregate of 2,941,176 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) with gross proceeds to the Company of $2,500,000 to a certain strategic accredited investor pursuant to a subscription agreement. The proceeds from this offering will be used to further develop the Company’s novel nutritional ingredients. Each share of common stock was sold for a purchase price of $0.85 per share.

    On October 18, 2013, the Company sold an aggregate of 588,235 shares of the Company’s Common Stock, with gross proceeds to the Company of $500,000 to a certain strategic accredited investor pursuant to a subscription agreement. The proceeds from this offering will be used for general working capital purposes. Each share of Common Stock was sold for a purchase price of $0.85 per share on the same terms of the investment made by the strategic accredited investor on October 17, 2013. A fee of $20,000 was paid to a placement agent in connection with this $500,000 investment.

    The shares of Common Stock were issued in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) since no general solicitation or advertising was conducted by us in connection with the offering of any of the shares, all shares purchased in the offering were restricted in accordance with Rule 144 of the Securities Act and each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Subscription Agreement

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 18, 2013

CHROMADEX CORP.

By: /s/ Frank L. Jaksch Jr.
Name: Frank L. Jaksch Jr. Title: Chief Executive Officer